UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
4.125% Notes due 2028	CARR28	New York Stock Exchange
4.500% Notes due 2032	CARR32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2025, Kyle Crockett, Vice President, Controller and Chief Accounting Officer of Carrier Global Corporation (the “Company”), informed the Company that he is resigning to pursue another opportunity. Mr. Crockett’s decision to resign was due to personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices. Mr. Crockett’s last day of employment with the Company is expected to be on or about May 2, 2025.

On April 16, 2025, Patrick Goris, Senior Vice President and Chief Financial Officer of the Company, agreed to become interim Controller of the Company, effective May 2, 2025, while a search for a permanent replacement is conducted. Mr. Goris has served the Company as Senior Vice President and Chief Financial Officer since November 2020, prior to which he served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., from 2017 to 2020. Mr. Goris participates in the Company’s compensation plans as described under the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement filed on February 25, 2025, which section is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION

(Registrant)

Date: April 17, 2025	By:	/s/ Erin O’Neal
Name: Erin O’Neal Title: Corporate Secretary